UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 27, 2021

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose,	CA	95134
(Address, including zip code, of principal executive offices)

(408)	907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s):	Name of each exchange on which registered
Common Stock, $0.001 par value	NTGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 27, 2021, the Company virtually held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders of record at the close of business on March 29, 2021, voted on three proposals, each of which is described in more detail in the Proxy Statement. At the Annual Meeting, 28,640,472 shares were represented in person or by proxy, which constituted a quorum. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each proposal, the number of abstentions with respect to each proposal, and the number of broker non-votes with respect to each proposal:

1.	The election of nine directors to serve until the next Annual Meeting of Stockholders:

	For	Against	Abstain	Broker Non-votes
Patrick C.S. Lo	26,233,270	442,437	12,244	1,952,521
Sarah S. Butterfass	26,610,668	66,575	10,708	1,952,521
Laura J. Durr	26,562,577	114,671	10,703	1,952,521
Jef T. Graham	26,034,017	642,285	11,649	1,952,521
Bradley L. Maiorino	26,560,773	115,527	11,651	1,952,521
Janice M. Roberts	25,043,246	1,633,502	11,203	1,952,521
Gregory J. Rossmann	25,925,606	750,497	11,848	1,952,521
Barbara V. Scherer	26,551,362	125,585	11,004	1,952,521
Thomas H. Waechter	26,313,946	362,458	11,547	1,952,521

2.	Ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021:

For:	28,126,209
Against:	495,844
Abstain:	18,419
Broker Non-Votes:	-
3.	Approval of the non-binding advisory proposal regarding executive compensation:

For:	26,493,541
Against:	155,442
Abstain:	38,968
Broker Non-Votes:	1,952,521

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

By:/s/ Andrew W. Kim

Andrew W. Kim

Senior Vice President, Corporate Development and General Counsel

Dated:June 1, 2021